EXHIBIT 99.1

EPOINT Payment Corp.

Consolidated Financial Statements

Years Ended December 31, 2017 and 2016

and Report of Independent Registered Public Accounting Firm

EPOINT Payment Corp.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

EPOINT Payment Corp.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of EPOINT Payment Corp. and Subsidiary (“the Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2017, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/S/ PETERSON SULLIVAN LLP

We have served as the Company’s auditor since 2018.

Seattle, Washington

April 30, 2018

1

EPOINT Payment Corp. and Subsidiary

Consolidated Balance Sheets

December 31, 2017 and 2016

	2017	2016
Assets
Current assets:
Cash	$756,515	$254,759
Prepaid expenses and other current assets	25,000	375
Total current assets	781,515	255,134
Technology and equipment, net	171,889	224,239
Other assets	1,000	1,000
Total Assets	$954,404	$480,373

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued expenses	$112,437	$35,515
Loans payable and accrued interest, net	1,344,933	-
Total liabilities	1,457,370	35,515

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 6,000,000 total authorized, 2,500,000 authorized are designated as Series A 8% cumulative convertible preferred, 1,690,000 Series A 8% cumulative convertible preferred issued and outstanding at December 31, 2017 and 2016 (liquidation values of $5,070,000 and $4,732,000, respectively)	2,943,265	2,943,265
Series A common stock, $0.0001 par value, 15,000,000 authorized, 10,000,000 issued and outstanding at December 31, 2017 and 2016	-	-
Series B common stock, $0.0001 par value, 4,000,000 authorized, 0 issued and outstanding at December 31, 2017 and 2016	-	-
Additional paid-in capital	1,218,490	1,218,490
Accumulated deficit	(4,664,721)	(3,716,897)
Total stockholders’ equity (deficit)	(502,966)	444,858

Total Liabilities and Stockholders’ Equity (Deficit)	$954,404	$480,373

See notes to consolidated financial statements.

2

EPOINT Payment Corp. and Subsidiary

Consolidated Statements of Operations

Years Ended December 31, 2017 and 2016

	2017	2016

Expenses:
Compensation, payroll taxes and benefits	$341,890	$583,620
Professional services	336,698	296,446
Technologies and telecomm	163,623	504,647
Depreciation and amortization	52,917	335,908
Impairment of capitalized technology	-	1,266,120
Other operating expenses	38,311	60,891
Net loss from operations	(933,439)	(3,047,632)

Interest income	48	534
Interest expense	(14,433)	-
Net loss	$(947,824)	$(3,047,098)

See notes to consolidated financial statements.

3

EPOINT Payment Corp. and Subsidiary

Consolidated Statements of Stockholders’ (Deficit) Equity

Years Ended December 31, 2017 and 2016

	Series A 8% Cumulative Convertible Preferred Stock		Series A Common Stock		Series B Common Stock		Additional Paid-in	Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance - December 31, 2015	1,690,000	$2,943,265	10,000,000	$-	-	$-	$1,218,490	$(669,799)	$3,491,956
Net loss	-	-	-	-	-	-	-	(3,047,098)	(3,047,098)
Balance - December 31, 2016	1,690,000	2,943,265	10,000,000	-	-	-	1,218,490	(3,716,897)	444,858
Net loss	-	-	-	-	-	-	-	(947,824)	(947,824)
Balance - December 31, 2017	1,690,000	$2,943,265	10,000,000	$-	-	$-	$1,218,490	$(4,664,721)	$(502,966)

4

EPOINT Payment Corp. and Subsidiary

Consolidated Statements of Cash Flows

Years Ended December 31, 2017 and 2016

	2017	2016
Cash Flows From Operating Activities:
Net loss	$(947,824)	$(3,047,098)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	52,917	335,908
Amortization of debt issuance costs	7,694	-
Impairment of capitalized technology	-	1,266,120
Net change in operating working capital items	59,036	34,139
Net cash used in operating activities	(828,177)	(1,410,931)

Cash Flows From Investing Activities:
Purchases of technology and equipment	(567)	(91,890)
Net cash used in investing activities	(567)	(91,890)

Cash Flows From Financing Activities:
Proceeds from loans payable	1,350,000	-
Debt issuance costs paid on loans payable	(19,500)	-
Net cash provided by financing activities	1,330,500	-

Net increase (decrease) in cash	501,756	(1,502,821)
Cash - beginning of period	254,759	1,757,580
Cash - end of period	$756,515	$254,759

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$19,500	$-
Cash paid during the year for income taxes	$-	$-

See notes to consolidated financial statements.

5

EPOINT Payment Corp. and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2017 and 2016

1. BACKGROUND

Nature of Operations – EPOINT Payment Corp. (“Epoint” or “Company”) was incorporated as a C-Corp in the state of Delaware in May 2015. Its headquarters are in Las Vegas, Nevada.

Epoint is in the business of providing a range of alternate financial products designed for cost-efficient delivery via a smart phone or other mobile device. Epoint intends to initiate financial services offerings with an integrated “Mobile First” enabled program targeting underbanked and unbanked consumers, initially in North America, which will include micro credit, mobile phone device financing programs, money transfers, prepaid debit cards, bill payments, mobile top up, check processing, insurance and travel.

Epoint intends to leverage its relationships and agreements with key technology and media participants, together with appropriate financial institutions and distribution collaborators, to offer target consumers a wide range of price leading and more convenient local and international financial services, including money transfer, bill payment, mobile top up, Point of Sale (POS) payments, instant micro loans, check processing, insurance and travel services, all of which are to be delivered via an advanced proprietary platform technology.

Epoint plans to initiate its service offering with products designed to appeal to key underbanked consumer market segments including ex-patriate Spanish speaking consumers in the United States.

Reverse Merger with Genesis Financial, Inc. – On February 15, 2018, the Company and Genesis Financial, Inc., a Wyoming corporation (“Genesis”), completed the transactions contemplated by the previously disclosed Capital Stock Exchange Agreement (the “Exchange Agreement”) entered into as of September 8, 2017, as subsequently amended. Under the Exchange Agreement, Genesis acquired 100% of the outstanding capital stock of the Company, following which the Company became a wholly owned subsidiary of Genesis. The transaction was structured as a tax-free reorganization and exempt from registration under the Securities Act of 1933, as amended (the “Act”). Pursuant to the Exchange Agreement, Genesis issued to the Company’s shareholders an aggregate of 8,231,536 shares of its common stock in exchange for all of their capital holdings in Epoint. At the closing, Genesis also issued to the Company shareholders warrants to purchase up to an additional 845,000 shares of common stock in exchange for an equal number of Epoint common stock warrants. The warrants are exercisable through February 12, 2028 at a per share exercise price of $3.00.

On February 12, 2018, the Company issued warrants to purchase 1,970,250 shares of common stock to certain partners, associates, and designees of Whitestone Investment Network, Inc., a mergers and acquisition advisory group which was instrumental in introducing the management of the Company to Genesis, and in structuring the Exchange Agreement. At the closing of the Exchange Agreement on February 15, 2018, Genesis also issued to these entities warrants to purchase up to 1,970,250 shares of its common stock in exchange for an equal number of Epoint common stock warrants. The warrants are exercisable through February 12, 2023 at a per share exercise price of $3.00.

At the closing of the Exchange Agreement on February 15, 2018, noteholders of $250,000 of convertible loans payable (described in Note 5) voluntarily elected to convert their loans into 100,000 shares of Genesis common stock at a deemed conversion rate of $2.50 per share.

On February 15, 2018, Epoint entered into a Membership Interest Purchase Agreement (the “SmartPay MIPA”) with WNLI Holdings, Inc., a corporation organized under the laws of the State of Ohio (“Seller”), and SmartPay Leasing LLC, a limited liability company organized under the laws of the State of Delaware (“SmartPay”), pursuant to which Epoint agreed to purchase from the Seller all of the outstanding membership interests of SmartPay for consideration of $48.5 million in cash and the assumption by Epoint of certain specified liabilities of SmartPay. Epoint assigned all of its rights under the agreement to Genesis on March 7, 2018.

6

EPOINT Payment Corp. and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2017 and 2016

The closing of the transactions contemplated under the SmartPay MIPA is subject to customary closing conditions, including the raising by Genesis of approximately $60 million to cover the purchase price, related costs and continuing operations. Genesis had previously entered into an agreement with a leading investment bank to raise the necessary amounts. Genesis currently has no commitments from any party for the needed amounts and no assurance can be provided that Genesis will be able to raise the necessary amount on commercial terms acceptable to Genesis. The SmartPay MIPA provides for certain termination rights of the parties, including termination by a party if the closing does not occur on or before May 15, 2018.

2. LIQUIDITY

Historically, the Company has funded its cash and liquidity needs through the issuance of equity, equity-linked or debt securities. For the years ended December 31, 2017 and 2016, the Company incurred a net loss of approximately $0.9 and $3.0 million, respectively, and had an accumulated deficit of approximately $4.7 million as of December 31, 2017. The Company has been dependent on raising capital from debt and equity financings to meet its needs for cash flow used in operating activities. For the year ended December 31, 2017, the Company raised approximately $1.3 million in cash flow from financing activities to meet cash flow used in operating activities. This situation created uncertainties about the Company’s ability to execute its business plan, finance operations, and initially indicated substantial doubt about the Company’s ability to continue as a going concern.

At December 31, 2017, the Company had approximately $0.8 million of cash on hand with a negative working capital of $0.7 million. The Company’s ability to meet its ongoing operating cash needs is dependent on generating positive operating cash flow, primarily through generating revenue and controlling expenses. During 2017, management took actions to reduce employee headcount and technologies contract service expense, and during the first quarter of 2018, the Company entered into an eWallet transaction processing services agreement and began recognizing revenue. In addition, through March 31, 2018, the Company raised an additional $550,000 in cash through debt offerings (see Note 10, Subsequent Events). Additionally, in February 2018, the Company completed the reverse merger with Genesis, and entered into the SmartPay MIPA to acquire SmartPay Leasing, LLC, subject to raising the necessary funding (see Note 1, Background). The Company believes that the recent financing, cost control initiatives and reverse merger with Genesis alleviates the conditions which initially indicated substantial doubt about the Company’s ability to continue as a going concern. Management believes that cash on hand and the most recent debt raise, combined with the planned acquisition and equity raise, will be sufficient to meet its near-term cash needs over the next twelve months.

As of the date of this Report, as a result of the recent financing, cost control initiatives and reverse merger with Genesis, we believe that our current cash and cash equivalents, combined with anticipated financing, will be sufficient to meet the Company’s funding requirements for one year after these consolidated financial statements are issued.

3. SUMMARY OF SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

Basis of Presentation and Consolidation - The Company’s accounting and financial reporting policies conform to accounting principles generally accepted in the U.S. (U.S. GAAP). The consolidated financial statements include the accounts of EPOINT Payment Corp. and its wholly-owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management bases its estimates on historical experience and other judgments which it thinks are reasonable.

Risks and Uncertainties - The Company’s future operations involve a number of risks and uncertainties. Factors that could materially affect future operating results include, but are not limited to, changes to laws and regulations, customer credit risk, continued access to capital and counterparty risk. To minimize counterparty risk, the Company maintains relationships with what management believes to be high-quality financial institutions for the purposes of maintaining cash balances and providing financing. The Company maintains levels of cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and it believes it is not exposed to any significant credit risk on cash.

7

EPOINT Payment Corp. and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2017 and 2016

Cash and Cash Equivalents - The Company considers all highly-liquid investments with an original maturity of three months or less to be cash equivalents.

Technology and Equipment – Technology and equipment, including furniture, equipment, purchased custom software and internally developed software is carried at cost less accumulated depreciation and amortization. The Company capitalizes expenditures or betterments that substantially increase asset lives, and charges ordinary repairs and maintenance to operations as incurred. The Company computes depreciation using the straight-line method over estimated useful lives of three to five years. Estimated useful lives are periodically reviewed, and where appropriate, changes are made prospectively.

The Company capitalizes certain software development costs incurred in connection with its eWallet and Micro Line of Credit products. Costs incurred in the preliminary stages of development are expensed as incurred. The amounts expensed for research and development for the years ended December 31, 2017 and 2016, were approximately $Nil and $190,290, respectively. Once a product has reached the application development stage, internal and external costs, if direct and incremental, are capitalized until the product is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional functionality; that is, modifications that enable the software to perform tasks that it previously was incapable of performing. Maintenance costs are expensed as incurred.

Impairment of long-lived assets and long-lived assets to be disposed of - The Company accounts for long-lived assets, including technology and equipment, at amortized cost. Management reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of such assets may not be recoverable. If there is an indication of impairment, management would prepare an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these estimated cash flows were less than the carrying amount of the asset, an impairment loss would be recognized to write down the asset to its estimated fair value. At December 31, 2016, the Company recorded impairment charges of $673,557 on an exclusivity license and $592,563 on custom software as management decided to discontinue the use of the low value payment (LVP) product. These assets were written down to a net book value of zero.

Debt Issuance Costs - Debt issuance costs are amortized over the term of the related debt. Net debt issuance costs were $11,806 and $0 at December 31, 2017 and 2016, respectively, and are netted against Loans Payable on the Consolidated Balance Sheets.

Income Taxes - The provision for income taxes is based on income and expenses as reported for financial statement purposes using the “asset and liability method” for accounting for deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized. At December 31, 2017 and 2016, the Company established full valuation allowances against its net deferred tax assets.

8

EPOINT Payment Corp. and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2017 and 2016

Income tax positions that meet the “more-likely-than-not” recognition threshold are measured at the largest amount of income tax benefit that is more than 50 percent likely to be realized upon settlement with the applicable taxing authority. The portion of the benefits associated with income tax positions taken that exceeds the amount measured as described above would be reflected as a liability for unrecognized income tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest and penalties associated with unrecognized income tax benefits would be classified as additional income taxes in the accompanying consolidated statements of operations. There were no unrecognized income tax benefits, nor any interest and penalties associated with unrecognized income tax benefits, accrued or expensed at and for the years ended December 31, 2017 and 2016.

The Company was formed in 2015 and has filed federal income tax returns in the U.S. and various state income tax returns. The Company is subject to examinations by the related tax authorities for the Company’s U.S. federal and state income tax returns filed since its formation.

4. TECHNOLOGY AND EQUIPMENT

Technology and equipment consists of the following at December 31:

	2017	2016
Software	$260,000	$260,000
Computer equipment	5,106	4,539
Total cost	265,106	264,539
Less accumulated depreciation and amortization	(93,217)	(40,300)
Total technology and equipment, net	$171,889	$224,239

9

EPOINT Payment Corp. and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2017 and 2016

5. LOANS PAYABLE

Loans payable and accrued interest consists of the following at December 31:

	2017	2016
Convertible notes payable issued at a 7.8% debt discount. The notes have a 1-year maturity, due in August 2018. The notes have an automatic conversion feature upon the closing of an initial public offering or merger with, or acquisition by, a reporting company (the “IPO”) where the principal balance and any accrued interest are converted into equity securities at a price equal to $2.50 per share of the reporting company. If the IPO has not occurred on or before the one-year maturity date, the Company may extend the maturity date an additional 6 months bearing interest at 10.8%. The notes have a voluntary conversion feature where the investor may convert at any time into Series A Common Stock of the Company at the conversion price of $2.50 per share. As described in Note 1, these notes were converted into common stock of Genesis in February 2018.	$250,000	$-
Convertible note payable bearing interest at 10.0%. The note principal plus accrued interest is due in full in December 2018. The note has an automatic conversion feature upon the closing of an IPO where the principal balance and any accrued interest are converted into equity securities at a price equal to 70% of the price per share sold to the public or, if no shares are sold to public at time of the IPO, 70% of the weighted average five trading day sale price of the shares of the reporting company. The note has a voluntary conversion feature where the investor may convert at any time into Series A Common Stock of the Company at the conversion price of $2.50 per share.	100,000	-
Notes payable bearing interest at 6.0%. The notes have a 6-month maturity where the principal and accrued interest is due in full at various dates in June 2018.	1,000,000	-
Total loans payable	1,350,000	-
Accrued interest	6,739	-
Debt issuance costs, net of amortization	(11,806)	-
Total loans payable and accrued interest, net	$1,344,933	$-

6. COMMITMENTS

The future lease payments as of December 31, 2017 are as follows:

2018	$3,228
2019	269
Total	$3,497

Rent expense was $4,893 and $4,173 for the years ended December 31, 2017 and 2016, respectively, and is included in Other operating expenses on the Consolidated Statements of Operations.

10

EPOINT Payment Corp. and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2017 and 2016

7. INCOME TAXES

The provision for income taxes results in effective tax rates which are different than the federal income tax statutory rate. The nature of the differences for the years ended December 31 were as follows:

	2017	2016
Expected federal income tax benefit	$322,260	$(1,036,013)
Effect of change in rates	(606,414)	-
Change in valuation allowance	284,154	1,036,013
Total provision for income taxes	$-	$-

The components of the net deferred tax assets and liabilities at December 31 consisted of the following:

	2017	2016
Deferred tax assets:
Net operating loss carryforwards	$1,061,245	$1,377,954
Total deferred tax assets	1,061,245	1,377,954

Deferred tax liabilities:
Depreciation and amortization	(81,653)	(114,209)
Total deferred tax liabilities	(81,653)	(114,209)
Valuation allowance	(979,591)	(1,263,745)
Net deferred tax assets	$-	$-

At December 31, 2017, the Company had a cumulative net operating loss carryforward (NOL) of approximately $5.0 million, to offset against future income for federal tax purposes. These federal NOLs can be carried forward for 20 years. The federal NOLs begin to expire in 2035 through 2037. The utilization of the net operating loss carryforwards may be subject to substantial annual limitation due to ownership change provisions of the Internal Revenue code of 1986 and similar state provisions. In general, if the Company experiences a greater than 50 percentage aggregate change in ownership of certain significant stockholders over a three-year period (a “Section 382 ownership change”), utilization of its pre-change NOL carryforwards are subject to an annual limitation under Section 382 of the Internal Revenue Code (and similar state laws). The annual limitation generally is determined by multiplying the value of the Company’s stock at the time of such ownership change (subject to certain adjustments) by the applicable long-term tax-exempt rate. Such limitations may result in expiration of a portion of the NOL carryforwards before utilization and may be substantial.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which those temporary differences become deductible. Due to the uncertainty of the realizability of the deferred tax assets, management has determined a full valuation allowance is appropriate.

On December 22, 2017, “H.R.1”, known as the “Tax Cuts and Jobs Act”, was signed into law in the United States. Among other items, H.R.1 reduces the federal corporate tax rate to 21% from the existing maximum rate of 35%, effective January 1, 2018. As a result, the Company revalued its net deferred tax asset at the new lower tax rate. The Company has reduced the value of the deferred tax asset before valuation allowance by approximately $600,000.

11

EPOINT Payment Corp. and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2017 and 2016

8. STOCKHOLDER’S EQUITY

Authorized Capital Stock

On September 5, 2017, the Company filed with the State of Delaware an amended and restated certificate of incorporation to reduce its authorized shares of capital stock as follows: Preferred stock from 30,000,000 to 6,000,000 shares, Series A Common Stock from 60,000,000 to 15,000,000 shares, and Series B Common Stock from 10,000,000 to 4,000,000 shares.

Series A 8% Cumulative Convertible Preferred Stock

As of December 31, 2017, the Company had 1,690,000 shares of Series A 8% cumulative convertible preferred stock outstanding. The rights and privileges relating to the Preferred Stock are set out in the Company’s Amended and Restated Certificate of Incorporation, but below is a summary:

Holder’s Option Conversion: Each share of Preferred Stock is initially convertible by the holder thereof into shares of Series A Common Stock (“Conversion Shares”), at any time, by dividing the original purchase price allocable to each share of Preferred Stock, plus all accrued and unpaid dividends by a conversion price of $2.50 per share (the “Conversion Price”), subject to certain anti-dilution adjustments.

Automatic Conversion: The shares of Preferred Stock will automatically convert into Conversion Shares at the then applicable Conversion Price, if (i) upon the consummation of an initial public offering or other transaction which results in the Company becoming a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”), such as a reverse merger, provided the Company raises gross proceeds in excess of $5 million, at a per share price or value in excess of $3 (a “Qualified IPO”), (ii) at any time after the Company becomes a public reporting company other than through a Qualified IPO if (a) for twenty (20 days) consecutive trading the closing bid share price per share exceeds 120% of then Conversion Price, (b) the stock is then trading on The NASDAQ Market or other national exchange; and (c ) and either a registration statement covering the resale of the Conversion Shares has been declared effective by the SEC or the Conversion Shares are eligible for resale under Rule 144 under the Securities Act or (iii) the Company achieves certain specified financial milestones, of either (i) gross revenues for the trailing 12 month period any time prior to the year ended 2019 of $13.0 million or more OR having 5 million or more registered Company customers (i.e., a customer with an active debit card or mobile or virtual account (each a “Performance Milestone”).

Dividends: Holders of Preferred Stock will be entitled to receive cumulative cash dividends at a rate of 8% per annum, if, as and when declared by the Board.

Liquidation: Upon any Liquidation Event (as defined below) the holders of Preferred Stock shall be entitled to receive (pro rata, based on the number of Preferred Stock held by them), and before any distribution or payment is made on account of any other securities of the Company, an amount equal to $2.50 per share, plus accrued and unpaid dividends.

A Liquidation Event shall mean (i) a dissolution or winding up of the Company, (ii) an initial public offering (other than a Qualified IPO), (iii) a merger or consolidation where existing stockholders do not retain more than 50% of the voting power or interest, (iv) a sale of all or a substantial portion of the Company’s assets, or (v) an acquisition of 50% or more of the voting power or interest in the Company by a single person or Section 13D group.

Voting: The holders of the Preferred Stock will have no right to vote, together with the holders of Common Stock, on all matters submitted to a vote of the holders of Common Stock. However, the following corporate actions cannot be taken without the consent of 66 2/3% of the then outstanding Preferred Stock: (i) amending Company constituting documents in a manner which would adversely affect the Preferred Stock; (ii) so long as any accumulated and unpaid dividends with respect to the Preferred Stock remain unpaid, declaring or paying any dividends other than in respect of the Preferred Stock; (iii) purchasing any of the Company’s securities; and (iv) issuing any additional securities having rights senior to or on parity with the Preferred Stock.

12

EPOINT Payment Corp. and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2017 and 2016

Anti-Dilution: Subject to certain exceptions below, in the event that the Company issues capital stock or other securities convertible into capital stock of the Company at a purchase price less than the Conversion Price then in effect on the Preferred Stock, the then effective conversion price of the Preferred Stock will be reduced to such lower price.

Notwithstanding the foregoing, the conversion price of the Preferred Stock shall not be adjusted upon the issuance of capital stock or other securities convertible into capital stock of the Company in any of the following circumstances: (i) capital stock issued pursuant to options, warrants or other rights issued or issuable to employees, officers or directors of, or consultants or advisors or any other service providers to the Company or any subsidiary, pursuant to equity incentive plans or other employee benefit arrangements (whether or not existing as of the date hereof) (ii) Securities issued or issuable for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination, and (iii) issuances connection with bona fide strategic or OEM license agreements or other partnering arrangements with a third party (whether or not affiliated with the Corporation as of the date hereof) so long as such issuances are not for the sole purpose of raising capital; (iv) securities issued or issuable in connection with any stock split, stock dividend, distribution or recapitalization by the Corporation; and (v) Securities issued or issuable pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial or lending institution.

Common Stock

As of December 31, 2017, the Company had 10 million shares of Series A Common Stock outstanding, and no shares of Series B Common Stock outstanding.

Except as may be required by law, the Series A Common Stock have voting rights in the election of directors and on all other matters presented to stockholders, with each holder of Series A Common Stock being entitled to one vote for each share of Series A Common Stock held of record by such holder on such matters. The Series B Common Stock shall have no voting rights other than such rights as may be required by Delaware General Corporation Law. Except as provided above with respect to voting rights, the rights of the holders of the Series A Common Stock and the Series B Common Stock shall have the same rights and privileges, share ratably and be identical in all respects as to all other matters.

Subject to preferences applicable to the outstanding Series A convertible preferred stock, the holders of Common stock are entitled to receive dividends out of legally available assets at such times and in such amounts as our Board of Directors may from time to time determine.

The Common Stock is not subject to conversion or redemption and holders of common stock are not entitled to preemptive rights. Upon the liquidation, dissolution or winding up of the Company, the remaining assets legally available for distribution to stockholders, after payment of claims or creditors and payment of liquidation preferences on outstanding preferred stock, are distributable ratably among the holders of common stock and any participating preferred stock outstanding at that time.

Warrants

During 2015, the Company issued an aggregate of 845,000 warrants in connection with a private offering. Each warrant entitles the holder to purchase 1 share of Series A Common Stock at a price of $3.00. The Warrants were fully vested upon grant and expire on the fifth (5th) anniversary of the date of issuance. No warrants were granted, exercised, forfeited or cancelled during 2017 and 2016.

13

EPOINT Payment Corp. and Subsidiary

Notes to Consolidated Financial Statements

Years Ended December 31, 2017 and 2016

9. RELATED-PARTY TRANSACTIONS

(i) Commencing August 2015, the Company has contracted Fintech Investments, Inc. (“Fintech”) to provide development and distribution support services for the Company’s eWallet and Micro Line of Credit (“MLOC”) platforms. Fintech holds the underlying intellectual property pertaining to the Company technology platforms, including the eWallet and MLOC platforms. Gary Larkin, the Founder, Chairman and Chief Executive Officer of Epoint, is also the sole shareholder, Founder, Chairman and Chief Executive Officer of Fintech. Epoint made payments to Fintech of $191,456 and $524,233 (of which $85,000 of the $524,233 was capitalized) in the years ended December 31, 2017 and 2016, respectively, and such payments are included in Technologies and telecomm expenses on the Consolidated Statements of Operations.

(ii) Since July 2015, the Company has contracted 3rd Rock Communications, Inc. (“3rd Rock”) to provide bookkeeping and general administrative services. 3rd Rock is a Delaware corporation wholly owned by Gary Larkin, the Founder, Chairman and Chief Executive Officer of Epoint, and his spouse. Epoint made payments to 3rd Rock of $33,000 and $36,000 in the years ended December 31, 2017 and 2016, respectively, and such payments are included in Professional services expenses on the Consolidated Statements of Operations.

10. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date these consolidated financial statements were available to be issued, which was April 30, 2018.

In January 2018, the Company issued notes payable in the aggregate principal amount of $550,000 bearing interest at 6.0%. The notes have a 6-month maturity where the principal and accrued interest is due in full in July 2018.

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